The Wholesale Dial-Up Customer's Buying Guide
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Important Questions To Ask Providers When Purchasing Dial-Up Services

     Overview

     A 2001 Bandwidth Buyers Survey conducted by Morgan Stanley Dean Witter revealed that quality of service outranks price sensitivity when potential customers consider products and services from network providers.

     In this guide, you will find important questions that architects and engineers believe you should ask providers when making buying decisions for dial-up services. The answer to each question also explains why the question should be asked. Then we include a response from Level 3. We hope this guide will become a staple reference for you when researching and evaluating network service providers.

     Contents

          1.   Network Architecture Questions

          2.   Product Architecture

          3.   Scalability - Capacity

          4.   Coverage

          5.   Installation

          6.   Pricing

          7.   Performance

          8.   Operations


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GENERAL NETWORK AND INTERNET ARCHITECTURE

Question 1
     -    On  what  platform  is  your  network  built?
     - Is your network constructed through acquisitions or via exchanges with other providers?


Complete network ownership allows providers to have control over potential problems. Unified platforms, constructed with consistent technologies, means technicians have fewer variables when troubleshooting network components. This directly translates into operations efficiency and minimizes the potential for component failure.

LEVEL 3 HAS BUILT AND SOLELY OPERATES OUR ENTIRE GLOBAL NETWORK. OUR OPTRONICS AND OPTICAL FIBER ARE COMPLETELY UBIQUITOUS AND CONSISTENT THROUGHOUT OUR ENTIRE NETWORK. OUR COMPLETED NETWORK DOES NOT HAVE ANY ACQUIRED PORTIONS, AND WE MAINTAIN COMPLETE OPERATIONS AND MANAGEMENT CONTROL THROUGHOUT OUR NETWORK. WE USE CORNING LEAF(R) FIBER THROUGHOUT EUROPE AND NORTH AMERICA FOR THE LONG DISTANCE NETWORK, AND CORNING SMF-28 FIBER FOR THE METRO LOOPS. OF COURSE, THERE IS SPECIALIZED FIBER FOR THE UNDERSEA CABLES FROM ASIA TO THE U.S. AND THE U.S. TO EUROPE. WE ALSO USE SOME SMF-28E AND METROCOR IN SPECIFIC LOCATIONS IN OUR METRO NETWORK.

PRODUCT ARCHITECTURE

Question 1
     -    Do  you  use  a  circuit  switch  or  a  Softswitch?
     - Is your traffic carried across primary rate interfaces (PRIs) or co-carrier trunks?
     -    Is  the network architecture consistent throughout the global network?

How your platform connects to the Local Exchange Carrier network is important. Most carriers lease PRI circuits from Local Exchange Carriers or operate class 5 switches themselves - and still connect using PRIs. Expensive PRI leases add extra cost to the completion of each call. Extra class 5 switches add additional points of failure and delays in answering calls. Softswitch-based solutions allow connection via SS7 directly to the exchanges from which end-users call. Using co-carrier trunks and a Softswitch reduces call set-up time and improves reliability.

LEVEL 3 OPERATES ONE OF THE LARGEST SOFTSWITCH-BASED NETWORKS IN THE WORLD - SUPPORTING THE TOP NINE (9) ISPS IN NORTH AMERICA, AND WE ARE ONE OF THE LARGEST CLECS (LICENSED IN ALL 50 STATES). SINCE WE OWN OUR OWN CLEC INTERCONNECTION WITH THE LOCAL EXCHANGE CARRIER IN 56 MARKETS, WE CAN ACHIEVE THE LOWEST POSSIBLE PRICE POSITION FOR YOU.

WE CONNECT TO THE LECS USING SS7 CO-CARRIER FACILITIES, WHICH MEANS THERE ARE FEWER SWITCHING POINTS BETWEEN LEVEL 3 AND YOUR CUSTOMERS. YOU GET ALL THE BENEFITS OF A SHARED ENVIRONMENT, INCLUDING IMPROVED COST EFFICIENCIES AND REDUNDANCY, AS WELL AS THE ABILITY TO MANAGE AND CONTROL YOUR VIRTUAL PORTION OF OUR NETWORK. WE CAN EXPAND OUR NETWORK MORE QUICKLY THAN COMPANIES OPERATING WITH CIRCUIT SWITCHES AND ADD MORE CAPACITY IN A COST EFFECTIVE MANNER.

SCALABILITY - CAPACITY

Question 1
     -    Do  you  have  an  automated  system  that  uses  statistical  models?

Automated systems provide increased scalability while minimizing error-prone manual data inputs and calculations. Statistical analysis provides objective data, which allows you to make business decisions with a range of statistical confidence levels.


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LEVEL 3 HAS GATHERED DATA AND DEVELOPED STATISTICAL MODELS TO SIMULATE AND
FORECAST PORT UTILIZATION BY CUSTOMER AND MARKET. THIS ALLOWS US TO PLAN FOR FUTURE GROWTH AND SEASONAL CHANGES.

Question 2
     - Are you able to produce available capacity reports for all customers and markets on a daily basis?
     - Do you have an optimization process to minimize under-utilized capacity?

Automated capacity tools are important to optimize resources and to monitor available capacity on a daily basis. Optimization models and processes also allow you to cost effectively allocate resources.

LEVEL 3'S MANAGED MODEM AUTOMATED CAPACITY TOOL (MMACT) ALLOW US TO OPTIMIZE THE NETWORK, BUILD THE NETWORK ACCORDING TO HISTORICAL GROWTH AND INCREMENTAL SALES, AND ASSESS AND COMMUNICATE OPTIMIZATION RISKS TO SALES AND MARKETING ON A DAILY BASIS. THESE STATISTICAL MODELS, COMBINED WITH OUR AUTOMATED CAPACITY TOOL, PROVIDE LEVEL 3 WITH THE ABILITY TO BE PROACTIVE INSTEAD OF REACTIVE TO OUR CUSTOMER NEEDS.

COVERAGE

Question 1
     -    What  is  your  rate  center  coverage?
     - What tools do you offer to determine if your rate centers meet customer coverage needs?

When reviewing coverage from a provider, be sure to request a list of all the rate centers that provide local coverage. Providers may advertise coverage of a state, but they may only offer coverage of one or two cities in the state. This forces end users to pay toll charges when they don't dial up in those specified areas.

LEVEL 3 TRACKS RATE CENTER COVERAGE AND ROLLS UP THE DATA TO THE APPROPRIATE LEVEL. FOR INSTANCE, LEVEL 3 CURRENTLY SERVES 65 PERCENT OF THE U.S. POPULATION AND IS EXPECTED TO GROW TO COVERAGE OF 80 PERCENT BY THE END OF 2002. ADDITIONALLY, WE SERVE 47 MARKETS THAT COVER 54 MAJOR METROPOLITAN CITIES. BY THE END OF FIRST QUARTER 2002, LEVEL 3 WILL ADD ANOTHER 17 MARKETS TO OUR FOOTPRINT. LEVEL 3 HAS 480 PHONE NUMBERS, WHICH ENABLE 2,730 RATE CENTERS TO CALL THE LEVEL 3 NUMBERS LOCALLY. WE CONFIRM, THROUGH TARIFF RESEARCH, THAT ALL PUBLISHED RATE CENTERS CAN CALL LEVEL 3 USING THE BASIC ("NON-ENHANCED") LOCAL PHONE SERVICE. SINCE ADAPTING THIS METHODOLOGY, WE HAVE NOT HAD A SINGLE INSTANCE OF AN END USER BEING CHARGED FOR LONG DISTANCE/TOLL WHEN USING LEVEL 3 NUMBERS APPROPRIATELY. THROUGH COMPETITIVE ANALYSIS, WE HAVE FOUND THAT OUR COVERAGE IN MAJOR MARKETS IS SUBSTANTIALLY "DEEPER" OR MORE WIDESPREAD THAN COMPETITORS IN THOSE SAME MARKETS. LEVEL 3 IS CONTINUALLY EXTENDING OUR COVERAGE BASED ON CUSTOMER NEEDS, AND WE EVALUATE REQUESTS FOR SPECIFIC RATE CENTERS ON AN ONGOING BASIS. IN ADDITION, LEVEL 3 OFFERS A TOLL-FREE DIAL-UP SERVICE FOR CUSTOMERS WHO HAVE END USERS OUTSIDE THE LEVEL 3 REACH.

Question 2
     -    Can  you  give  direct  access  to  a  rate  center  or  End  Office?

You should verify how coverage is constructed. By directly connecting to End Offices, the provider reduces the congestion experienced by end users.

LEVEL 3 COMMUNICATION'S OFFERS DIRECT END OFFICE TRUNKING IF THERE IS MORE THAN A T-1 WORTH OF TRAFFIC (MORE THAN 24 SIMULTANEOUS CALLS), AND WE USE TANDEM TRUNKING IN MANY OF THE SMALLER MARKETS WHERE DEMAND HAS NOT DICTATED TRUNKING TO END OFFICES. LEVEL 3 MONITORS TRUNK USAGE AND AUGMENTS THEM AT THE FIRST SIGNS OF CONGESTION. WE'RE CONTINUALLY EXTENDING OUR COVERAGE TO ADDITIONAL MARKETS BASED ON CUSTOMER NEED.

INSTALLATION


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Question 1
     -    What  kind  of  commitment  do  I  have  to  make?
     -    How  quickly  can  you  provision  my  services?

Carefully consider whether your provider's minimum requirement for orders is too large. Sometimes large commitment thresholds demand high additional costs and can hinder a customer's ability to enter a new market. Also, being able to quickly add the right amount of capacity, in the right place, will help you manage the costs of your business and ensure that you're not under provisioned.

LEVEL 3 ONLY REQUIRES CUSTOMERS TO PURCHASE A MINIMUM OF 23 PORTS PER GATEWAY SITE. IF YOU CHOOSE HOURLY PRICING, HOWEVER, THERE IS NO COMMITMENT - YOU ONLY PAY FOR WHAT YOU USE. INSTALLATION FOR SERVICES IS FIVE BUSINESS DAYS. THE ONLY REQUIREMENT FROM LEVEL 3 IS THAT YOU MANAGE AND MAINTAIN YOUR OWN RADIUS FOR AUTHENTICATION. LEVEL 3 WILL PROVIDE YOU WITH ALL THE LOCAL PHONE NUMBERS, NETWORK, AND CAPACITY MANAGEMENT.

PRICING

Question 1
     -    What  is  your pricing philosophy, and how do you price your services?
     -    What  are  your  billing  and/or  pricing  options?

Flexible pricing allows you to control costs and show your investors your cost per user. Since many buyers of wholesale dial-up service have more than one provider, they find value in being able to control pricing.

LEVEL 3 OFFERS THREE TYPES OF PRICING: PER-PORT, METERED BILLING, AND NATIONWIDE ACCESS. A PER PORT PRICE IS IDEAL FOR CUSTOMERS WHO HAVE A LARGE, STEADY STREAM OF TRAFFIC AND WANT TO OPTIMIZE THE NUMBER OF USERS ACCESSING A SINGLE PORT. CUSTOMERS WHO HAVE LOW TRAFFIC USAGE IN A PARTICULAR AREA OR TRAFFIC THAT SPIKES AT PARTICULAR TIMES MAY WANT TO CHOOSE METERED BILLING AND PAY FOR USAGE ON AT AN HOURLY RATE TO REDUCE COSTS. CUSTOMERS WHO HAVE BOTH TYPES OF TRAFFIC MAY CHOOSE PORT PRICING IN SOME LOCATIONS AND METERED PRICING IN OTHERS.

LEVEL 3 OFFERS NATIONWIDE ACCESS PRICING FOR END USERS NOT COVERED BY EXISTING RATE CENTERS. THE PRICE PER MINUTE INCLUDES ALL TOLL CALL CHARGES ASSOCIATED WITH THE 800 NUMBERS AND THE TIME SPENT ON THE MODEM. THIS OPTION IS PERFECT FOR CUSTOMERS WANTING TO PROVIDE A TOLL-FREE NUMBER FOR ACCOUNT REGISTRATION OR ACCESS TO BUSINESS TRAVELERS IN REMOTE AREAS. THE BOTTOM LINE ON OUR PRICING
SCHEMES: IT IS THE CUSTOMER'S CHOICE.

PERFORMANCE

Question 1
     -    What  is  your  call  success  rate?
     -    Do  you  measure  end-user  success  rate?  Or  only  use war dialers?

High- quality performance is critical to retaining your customers and revenue stream. With the large number of ISP choices, end users can demand a reliable, high-quality service. You can't rely on war dialers to measure the quality of your end users' experience.

LEVEL 3 MONITORS BOTH CALL SUCCESS RATE AND END-USER SUCCESS RATE. MANY PROVIDERS ADVERTISE CALL SUCCESS RATES AT 90 PERCENT AND SOME AS HIGH AS 97 PERCENT BASED ON STATIC DIALER MEASUREMENTS. LEVEL 3 MEETS AND EXCEEDS THE INDUSTRY STANDARD, BUT WE BELIEVE THE TRUE MEASUREMENT IS FOUND IN THE END-USER EXPERIENCE, NOT IN THE MEASUREMENTS OF STATIC DIALERS THAT DIAL IN AT PRESCRIBED TIMES. LEVEL 3'S SERVICE LEVEL AGREEMENT GUARANTEES 90 PERCENT CALL SUCCESS RATE
- AND WE CURRENTLY EXCEED IT WITH NUMBERS AS HIGH AS 93 PERCENT.


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WE LEAD THE INDUSTRY, AND OUR CUSTOMERS - THE TOP NINE (9) ISPS - AGREE THAT
THIS KIND OF QUALITY IS KEY TO RETAINING THEIR CUSTOMERS AND REVENUE.

OPERATIONS AND NETWORK MAINTENANCE QUESTIONS

Question 1
     -    Are  you  a  single  operator  of  your  entire  network?
     - How do you monitor your network? How many people and what surveillance tools to you have?
     - What are your procedures to minimize operations and maintenance errors/outages?

Networks that have been created by acquiring capacity from multiple sources are more susceptible to human error. They're built with a variety of equipment, and multiple management systems increase the complexity of operations. They also require a higher level of training for the staff. Lack of a single point for maintenance planning will increase the frequency of failure. For example, if two independent maintenance events occur on different parts of a ring supplied by two carriers, it is possible that disruptions will affect the customer's traffic. Networks monitored by multiple carriers can delay fault isolation, as there is not a cohesive team or network to monitor and troubleshoot for fault isolation. Coordination of network testing becomes more complicated when multiple network monitoring staffs need to work together for these functions.

LEVEL 3 HAS A UNIFIED AND HIGHLY ADVANCED NETWORK OPERATIONS CENTER (NOC) USING NORTEL'S NEW PRESIDE NMS. THE PRESIDE SYSTEM INTEGRATES NETWORK ELEMENT MANAGERS, ALARM AGGREGATION, AND NETWORK MANAGERS INTO ONE UBIQUITOUS PLATFORM FOR GREATER NETWORK OPERATIONS EFFICIENCY. IN THE U.S., LEVEL 3 HAS A DEDICATED 100MBPS MANAGEMENT COMMUNICATIONS NETWORK RUNNING ON ITS OWN FIBER PAIR. IT PROVIDES A HIGH-CAPACITY COMMUNICATIONS SYSTEM COMPLETELY INDEPENDENT OF THE TRANSMISSION EQUIPMENT. IT SUPPORTS REMOTE VIDEO MONITORING, ACCESS SECURITY, AND ENVIRONMENTAL MONITORING (FOR EXAMPLE, TEMPERATURE AND FIRE ALARMS). IT CAN ALSO PROVIDE CONNECTIVITY SERVICES FOR CUSTOMER EQUIPMENT IN REMOTE SITES. WE ARE THE SINGLE OPERATOR FOR OUR ENTIRE NETWORK FROM METRO POP TO METRO POP. BY HAVING A HOMOGENEOUS NETWORK WITH IDENTICAL FIBER AND A SINGLE MANAGEMENT SYSTEM, WE PROVIDE THE HIGHEST LEVEL OF OPERATIONS EXCELLENCE.

Question 2
     - What are your processes and procedures for interacting with your customers from your NOC?
     - Escalation procedures? For customers and/or internally? What are your network maintenance procedures and processes?
     -    How  do  you  introduce  new  technologies  into  your  network?

How a vendor interacts with their customers is critical in receiving a timely resolution of issues. Vendors who use non-technical customer support personnel can make the resolution of a 1-hour issue turn into a multiple-day nightmare. In addition, vendors without mature change-control processes do not provide their customers with timely notifications of what and when planned network maintenances occur.

LEVEL 3 USES TECHNICAL CUSTOMER ACCOUNT MANAGERS (TCAMS). OUR TCAMS HAVE COMPLETED TECHNICAL CERTIFICATIONS FOR THE PRODUCTS AND SERVICE THAT THEY SUPPORT. THEY CAN FIX PROBLEMS THEMSELVES OR MAKE A CALL AND GET A TECHNICAL SPECIALIST TO FIX THE PROBLEM. TCAMS USE THEIR DISCRETION TO ESCALATE MATTERS TO THE HIGHEST LEVELS OF THE COMPANY TO ENSURE THE CUSTOMER PROBLEM IS FIXED AS QUICKLY AS POSSIBLE. THIS ALLOWS LEVEL 3 TO MAINTAIN MEAN TIME TO REPAIR OF LESS THAN TWO HOURS, AND IT SIGNIFICANTLY INCREASES CUSTOMER SATISFACTION. ALSO, LEVEL 3 HAS A VERY MATURE NETWORK CHANGE CONTROL PROCESS. ALL CHANGES TO THE NETWORK GO THROUGH REVIEW AND APPROVAL PROCESSES THAT ENSURE CUSTOMERS ARE NOTIFIED FIVE DAYS PRIOR TO A MAINTENANCE PERIOD.

BUSINESS OPERATIONS QUESTIONS


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Question 1
     -    Who  are  your  customers?
     -    Where  are  you  focusing  your  sales  efforts  at  this  time?

A list of current customers and future sales targets are indicators of whether providers can support your business as it grows. Also, the last thing you want is a provider who is a potential competitor.

LEVEL 3 SUPPORTS THE TOP NINE (9) ISPS IN THE UNITED STATES AND CONCENTRATES ON PROVIDING THE INFRASTRUCTURE AND MANAGEMENT OF THE DIAL-UP BUSINESS SO OUR CUSTOMERS CAN DO WHAT THEY DO BEST - MARKET TO THEIR END USERS.

LEVEL 3 IS FOCUSED ON BEING A WHOLESALE PROVIDER. OUR SALES EFFORTS FOCUS ON A SPECIFIC NUMBER OF CARRIERS, CONTENT PROVIDERS, AND TOP ISPS.

Question 2
     - Can you describe your entire suite of services and the solutions that you provide?

As your business continues to grow, you may be required to provide your customers with additional services. By partnering with a network provider that can provide you with the platform to develop your current service offerings, you are preparing for your business future, today. It is important to work with a provider that has the network and the products to support your services and enable you to create new revenue streams.

LEVEL 3 PROVIDES A COMPREHENSIVE GROUP OF COMMUNICATIONS SERVICES DESIGNED TO PROVIDE THE PLATFORM FOR ADVANCED COMMUNICATIONS SERVICES. IN ADDITION TO OUR
(3)CONNECT MODEM SERVICE, LEVEL 3 ALSO PROVIDES VOICE SERVICES, DEDICATED IP PRODUCTS, AND A SUITE OF TRANSPORT PRODUCTS INCLUDING: DARK FIBER, PRIVATE LINE AND UNPROTECTED PRIVATE LINE, WAVELENGTHS, AND COLOCATION FACILITIES. YOUR LEVEL 3 ACCOUNT TEAM MEMBERS WILL PROVIDE YOU WITH DETAILED DESCRIPTIONS OF OUR ENTIRE PRODUCT SUITE.

Question 3
     -    Are you in a strong financial position?

Choosing a provider that doesn't have a sound financial position puts your bottom line at risk. In today's market your customers' end users are asking tough questions about the financial viability of their backbone technology providers.

BASED ON ITS CURRENT BUSINESS PLAN, LEVEL 3 IS A FULLY FUNDED COMPANY. AS OF THE END OF 3RD QUARTER AND PRO FORMA FOR ITS RECENTLY COMPLETED DEBT BUYBACK, THE COMPANY HAD APPROXIMATELY $2.5 BILLION OF AVAILABLE LIQUIDITY, CONSISTING OF $1.9 BILLION IN CASH AND A $650 MILLION UNDRAWN CREDIT FACILITY. ADDITIONALLY, LEVEL 3 HAS SIGNIFICANT INVESTMENTS IN SEVERAL NON-CORE ASSETS (INCLUDING EQUITY POSITIONS IN RCN CORPORATION AND COMMONWEALTH TELEPHONE AND VARIOUS REAL ESTATE ASSETS) THAT PROVIDE INCREMENTAL CUSHION TO THE EXISTING FUNDING POSITION. WE ARE PRODUCING STEADY GROWTH IN BOTH OUR CASH AND GAAP REVENUE STREAM. BEING IN THIS POSITION IS A TESTAMENT TO THE LEADERSHIP OF LEVEL 3.

Question 4
     -    What is the history of your company and its Senior Executives?

You can learn a lot about the management style of a company through its history. Where did top management in this company come from, and how well did they perform historically? Look for business models that have worked in the past, as well as a vision that can guide the company into its future without a dramatic change of focus. An important point to consider is whether a company's senior management is interested in - and has a history of - providing advances in


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technology for the betterment of the telecommunications marketplace. What is the company's mission statement? This is usually a good measure of their experience and longevity.

LEVEL 3'S HISTORY AND EXECUTIVE LEADERSHIP EXPERIENCE IS BASED ON PROVIDING ADVANCED TELECOMMUNICATIONS NETWORK SOLUTIONS TO ENABLE THE CONTINUED ADVANCEMENT OF TELECOMMUNICATIONS APPLICATIONS. OUR SENIOR MANAGEMENT FOUNDED METROPOLITAN FIBER SERVICES (MFS). WITH THE ADVENT OF THE INTERNET ECONOMY, THEY HAVE A VISION OF PROVIDING AND LEVERAGING THE WORLD'S MOST ADVANCED TELECOMMUNICATIONS INFRASTRUCTURE AND ITS COST EFFICIENCIES FOR THE PROVIDERS OF ADVANCED TELECOMMUNICATIONS SERVICES.

THE LEVEL 3 VISION IS TO "PROVIDE EXTRAORDINARY VALUE TO OUR INVESTORS, OUR EMPLOYEE OWNERS, OUR CUSTOMERS AND OUR BUSINESS PARTNERS BY HELPING PEOPLE COMMUNICATE AT A DISTANCE WITH THE FULL POWER AND RICHNESS OF HUMAN SENSES."

OUR MISSION IS TO "BUILD A TEAM OF PEOPLE, DEVELOP A SET OF PROCESSES, AND CREATE A COMMUNICATIONS NETWORK THAT ENABLES US TO CONTINUOUSLY LOWER THE COST OF BANDWIDTH-BASED SERVICES AT THE OPTIMUM RATE."

CONCLUSION

Level 3 encourages you to use the information in this review as criteria for evaluating potential network service providers. In performing an objective and detailed comparison, we are convinced that our people, advanced services, systems, and Network will be best-positioned to provide you with the mission-critical products and services you require to support your business.

Please use the checklist on the following page to compare your prospective suppliers to Level 3. This checklist is designed as an evaluative aid to use with the questions provided in this document.

QUESTIONNAIRE CHECK LIST

NETWORK & ARCHITECTURE QUESTIONS                                               LEVEL 3         OTHER
                                                                               RESPONSE        PROVIDER
-----------------------------------------------------------------------------  --------------  --------
Is your network constructed through acquisitions or via exchanges with other   NO
providers?

Do you use a circuit switch or a Softswitch?                                   SOFTSWITCH

Is your traffic carried across PRIs or Co-Carrier trunks?                      CO-CARRIER

SCALABILITY

Do you have an automated system that utilizes statistical models?              YES

Are you able to produce available capacity for all customers and markets on a YES daily basis?

Do you have an optimization process to minimize under-utilized capacity?       YES
Coverage

Can you provide direct access to a rate center or End Office?                  YES

Do you offer toll free services?                                               YES

INSTALLATION

How quickly can you provision your services?                                   5 DAYS OR LESS
Pricing


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What are your billing and/or pricing options?                                  PER PORT
                                                                               OR METERED
                                                                               BILLING
PERFORMANCE
Do you measure call success rate or the end user call success rate?            BOTH
BUSINESS QUESTIONS
Are you focusing your sales efforts on the same market segments as your
customers?                                                                     NO
Are you in a strong financial position?                                        YES
Does your executive leadership have a proven record of success?                YES


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